THIS WARRANT AND THE SHARES OF CAPITAL STOCK ISSUED UPON ANY EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON, INCLUDING A PLEDGEE, UNLESS (1) EITHER (A) A REGISTRATION WITH RESPECT THERETO SHALL BE EFFECTIVE UNDER THE SECURITIES ACT, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT IS AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

Right to Purchase 2,500,000 Shares of Common Stock of TG Therapeutics, Inc.

COMMON STOCK PURCHASE WARRANT

TG Therapeutics, Inc., a Delaware corporation (the “Company”), hereby certifies that for value received LFB Biotechnologies S.A.S., a company organized under the laws of France (the “Holder”), or assigns, is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 2,500,000 shares of Common Stock of the Company (subject to adjustment as hereinafter provided) at a purchase price of US $0.001 per share (subject to adjustment as hereinafter provided), payable as hereinafter provided. This Warrant is being issued pursuant to the terms of that certain Securities Exchange Agreement, dated November 9, 2012, by and between the Company and Holder (the “Exchange Agreement”).

1. Definitions. As used herein, the following terms shall have the following meanings, unless the context otherwise requires:

(a) “Common Stock” shall mean the Company’s common stock, $0.001 par value per share.

(b) “Qualified Financing” shall mean any equity financing or series of equity financings in which the Company receives gross proceeds of an aggregate of at least $7,500,000.

(c) “Stated Purchase Price” shall mean the purchase price to be paid upon exercise of this Warrant in accordance with the terms hereof, which price initially shall be US $0.001 per share of Common Stock. The Stated Purchase Price shall be subject to adjustment from time to time pursuant to the provisions of Sections 5 and 6 hereof.

(d) “Warrant Expiration Date” shall mean 5:00 p.m., Eastern Time, on November 9, 2022; provided that the Warrant Expiration Date shall be extended as provided in Section 2(d) below; provided further that if such date shall be a Saturday, Sunday, holiday or a day on which banks are authorized to close in the State of New York, then 5:00 p.m., Eastern Time, on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close.

2. Exercise.

(a) Manner of Exercise. Following a Qualified Financing, this Warrant may be exercised at any time or from time to time, on any day which is not a Saturday, Sunday or holiday under the laws of the State of New York prior to the Warrant Expiration Date, for all or any part of the number of shares of Common Stock set forth above. In order to exercise this Warrant, in whole or in part, the Holder shall deliver to the Company at its principal executive offices, or at such other office as the Company may designate by notice in writing, (i) this originally executed Warrant and (ii) a duly executed written notice of Holder's election to exercise its Warrant in whole or in part substantially in the form of Exhibit A attached hereto, and shall pay to the Company by check made payable to the order of the Company or wire transfer of funds to a bank account designated by the Company an amount equal to the aggregate purchase price for all shares of Common Stock as to which this Warrant is exercised.

(b) Cashless Exercise. In addition to and without limiting the rights of the Holder hereof under the terms of this Warrant, the Holder may elect to receive, without the payment by the Holder of the Stated Purchase Price, shares of Common Stock equal to the value of this Warrant or any portion hereof by the surrender of this Warrant (or such portion of this Warrant being so exercised) together with the Net Issue Election Notice annexed hereto as Exhibit B duly executed and completed, at its principal executive offices, or at such other office as the Company may designate by notice in writing. Thereupon, the Company shall issue to the Holder such number of fully paid, validly issued and nonassessable shares of Common Stock, as is computed using the following formula:

X= Y(A-B)

A

where

X = the number of shares of Common Stock to be issued to the Holder (or such other person or persons as directed by the Holder) upon such exercise of the rights under this Section 2(b)

Y = the total number of shares of Common Stock covered by this Warrant which the Holder has surrendered for cashless exercise

A = the “Fair Market Value” of one share of Common Stock on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

B = the Stated Purchase Price in effect under this Warrant on the date that the Holder delivers the Net Issue Election Notice to the Company as provided herein

The “Fair Market Value” of a share of Common Stock as of a particular date (the “Valuation Date”) shall mean the following: (y) if the Common Stock is then listed on a stock exchange or quoted on a quotation system, the closing sale price of one share of Common Stock on such exchange or system on the last trading day prior to the Valuation Date; or (z) if the Common Stock is not then listed on a stock exchange or quoted on a quotation system, the Fair Market Value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Company (the “Board”). The Board shall respond promptly in writing to an inquiry by the Holder prior to the exercise hereunder as to the Fair Market Value of a share of Common Stock.

(c) Limitation on Exercise. Notwithstanding anything contained herein to the contrary, the Company shall not effect any exercise of this Warrant, and Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable notice of exercise, the Holder (together with the Holder’s affiliates, and any other persons acting as a group together with the Holder or any of the Holder’s affiliates), would beneficially own in excess of 19.9% of the outstanding Common Stock.  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”). To the extent that the limitation contained in this Section 2(c) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a notice of exercise shall be deemed to be the Holder’s determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any affiliates) and of which portion of this Warrant is exercisable. Upon the written or oral request of a Holder, the Company shall within one (1) trading day confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(d) Automatic Exercise on Warrant Expiration Date. If any portion of this Warrant remains unexercised as of the Warrant Expiration Date and the Fair Market Value (as defined above) of one share of Common Stock as of the Warrant Expiration Date is greater than the applicable Stated Purchase Price as of the Expiration Date, then, subject to the limitations set forth in Section 2(c) above, this Warrant shall be deemed to have been exercised automatically immediately prior to the close of business on the Warrant Expiration Date (the “Automatic Exercise Date’) in the manner provided in Section 2(b) above, and the Holder (or such other person or persons as directed by the Holder) shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on such Automatic Exercise Date. Notwithstanding the foregoing, if the exercise of this Section 2(d) is limited by the provisions of Section 2(c) above, then the Warrant Expiration Date shall be automatically extended until such time as the provisions of this Section 2(d) can be effected in full and this Warrant shall be fully exercised. This Warrant shall be deemed to be surrendered to the Company on the Automatic Exercise Date by virtue of this Section 2(d) without any action by the Holder.

(e) Issuance of Common Stock. Upon receipt of the documents and payments described in Section 2(a) or Section 2(b), or following the Automatic Exercise Date, as the case may be, the Company shall, as promptly as practicable, and in any event within 3 business days thereafter, execute or cause to be executed, and deliver to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock (or such other stock or securities that may be issuable upon exercise of the Warrant) issuable upon such exercise, together with an amount in cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be in the denomination specified in said notice and shall be registered in the name of the Holder. This Warrant shall be deemed to have been exercised and a certificate or certificates for shares of Common Stock shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes as of the date said notice, together with this Warrant and the documents and payments described in Section 2(a) or Section 2(b) are received by the Company as aforesaid, or the Automatic Exercise date, as the case may be. If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to the Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(f) Transfer Restriction Legend. Each certificate for Common Stock issued upon exercise of this Warrant, unless at the time of exercise the offer and sale of shares of Common Stock issuable upon exercise of this Warrant are registered under the Securities Act, shall bear the following legend (and any additional legend required by applicable law or rule) on the face thereof:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S OF THE SECURITIES ACT, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (C) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

3. Reservation of Shares. The Company covenants that it will at all times until the Warrant Expiration Date reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of issue upon exercise of this Warrant, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant.

4. Loss, Theft, Destruction or Mutilation. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (including a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction of such Warrant), and, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu hereof, a new Warrant of like tenor.

5. Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Stated Purchase Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares issuable upon exercise of this Warrant will be proportionately increased, and if the Company at any time combines (by reverse stock split, recapitalization or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Stated Purchase Price in effect immediately prior to such combination will be proportionately increased and the number of shares issuable upon exercise of this Warrant will be proportionately decreased.

6. Consolidation, Merger, etc. If there shall be a merger or consolidation of the Company with or into another corporation (other than a merger or reorganization involving only a change in the state of incorporation of the Company), or the sale of all or substantially all of the Company’s capital stock or assets to any other person, then as a part of such transaction, provision shall be made so that the Holder hereof shall thereafter be entitled to receive the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from the merger, consolidation or sale, to which the Holder would have been entitled if the Holder had exercised this Warrant immediately prior thereto.

7. Notice of Adjustment of Stated Purchase Price. Upon any adjustment or other change relating to the Stated Purchase Price or the securities purchasable upon the exercise of this Warrant, then, and in each such case, the Company shall promptly (and in any event within five (5) business days after the event requiring the adjustment) prepare and deliver to Purchaser a certificate signed by the principal executive officer or the principal financial officer of the Company, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated.

8. Notice to Allow Exercise. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall deliver to the Holder, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange. The Holder is entitled to exercise this Warrant during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

9. Fractional Shares. If the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted pursuant to the terms hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of this Warrant or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, such fraction shall neither be issued nor extinguished until the final exercise of this Warrant, in which event if a fraction is issuable, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Stated Purchase Price, as adjusted to date pursuant to Section 5 or 6.

10. Holder Not Deemed Stockholder. The Holder shall not be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of this Warrant for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to receive dividends or subscription rights, until Holder shall have exercised this Warrant in accordance with the provisions hereof.

11. Rights of Action; Remedies. All rights of action with respect to this Warrant are vested in the Holder, and the Holder may enforce against the Company its right to exercise this Warrant for the purchase of shares of Common Stock in the manner provided in this Warrant. The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

12. Successors and Assigns. This Warrant, and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder, and their respective successors and permitted assigns.

13. Waiver and Amendment. Any provision of this Warrant may be amended, waived or modified only upon the written consent of the Company and the Holder.

14. Notices. Any notice, request or other communication required or permitted hereunder will be in writing and shall be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) on the date sent, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (iii) upon receipt, when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. Any party hereto may by notice so given change its address for future notice hereunder. Notice will conclusively be deemed to have been given when personally delivered or when deposited in the mail or telegraphed in the manner set forth above and will be deemed to have been received when delivered.

15. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Delaware, United States of America, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.

16. Headings; References. All headings used herein are used for convenience only and will not be used to construe or interpret this Warrant. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

17. Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of November 9, 2012.

TG THERAPEUTICS, INC.

By:	/s/ Michael S. Weiss
Name:	Michael S. Weiss
Title:	Executive Chairman and Interim CEO

EXHIBIT A

EXERCISE FORM

(To be signed only on exercise of Warrant)

TG Therapeutics, Inc.
787 Seventh Avenue, 48th Floor
New York, New York 10019

The undersigned hereby irrevocably elects to exercise the right to purchase represented by the within Warrant for, and to purchase thereunder, _______ shares of common stock, $0.001 par value per share, of TG Therapeutics Inc. (the “Common Stock”) at a price of $_______ per share of Common Stock, and herewith makes payment of $___________ (such payment being by check made payable to the order of TG Therapeutics Inc., or wire transfer of funds to a bank account designated by of TG Therapeutics Inc., or any combination thereof), surrenders the Warrant and all right, title and interest therein to TG Therapeutics Inc. and requests that certificates for such shares be issued in the name of:

_________________________________________________________________

(Please print name, address, and social security number)

_________________________________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.

NAME OF HOLDER OR ASSIGNEE:______________________________________

(Please print)

ADDRESS OF HOLDER

OR ASSIGNEE:_____________________________________________________

SIGNATURE OF HOLDER:_____________________________________________

DATED:__________________

EXHIBIT B

NET ISSUE ELECTION NOTICE

(To be signed only on exercise of Warrant)

TG Therapeutics, Inc.
787 Seventh Avenue, 48th Floor
New York, New York 10019

The undersigned hereby elects under Section 2(b) of this Warrant to surrender the right to purchase [______________] shares of common stock, $0.001 par value per share, of TG Therapeutics Inc. (the “Common Stock”) pursuant to the within Warrant and hereby requests the issuance of [______________] shares of Common Stock. The undersigned requests that certificates for such shares be issued in the name of:

_________________________________________________________________

(Please print name, address, and social security number)

_________________________________________________________________

and, if said number of shares shall not be all the shares purchasable thereunder, that a new Warrant for the balance remaining of the shares purchasable under the within Warrant be registered in the name of the undersigned holder of the within Warrant or his Assignee as below indicated and delivered to the address stated below.

NAME OF HOLDER OR ASSIGNEE:______________________________________

(Please print)

ADDRESS OF HOLDER

OR ASSIGNEE:_____________________________________________________

SIGNATURE OF HOLDER:_____________________________________________

DATED:__________________

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